Exhibit 23.2




                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Arkansas Best Corporation Supplemental Benefit Plan of our reports dated January 18, 2002 (except for Notes D and U, as to which the date is February 25, 2002), with respect to the consolidated financial statements of Arkansas Best Corporation, incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.



                                             /s/ Ernst & Young, LLP





Little Rock, Arkansas
January 27, 2003